1 Atlantic Capital Bancshares, Inc. (ACBI) Investor Presentation May 25, 2016

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward- looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Atlantic Capital Bancshares, Inc. (“Atlantic Capital”) may not integrate successfully with the former First Security Group, Inc. (“First Security”) business or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities and cost savings from the transaction with First Security may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of First Security’s operations and the sale and pending sale of certain branches; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction with First Security, including difficulties in maintaining relationships with employees, may be greater than expected; (5) reputational risks and the reaction of the companies’ customers to the acquisition of First Security; (6) diversion of management time on merger related issues; (7) changes in asset quality and credit risk; (8) the cost and availability of capital; (9) customer acceptance of the combined company’s products and services; (10) customer borrowing, repayment, investment and deposit practices; (11) the introduction, withdrawal, success and timing of business initiatives; (12) the impact, extent, and timing of technological changes; (13) severe catastrophic events in our geographic area; (14) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (15) the U.S. legal and regulatory framework, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act could adversely affect the operating results of the combined company; (16) the interest rate environment may compress margins and adversely affect net interest income; (17) changes in trade, monetary and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate; (18) our ability to determine accurate values of certain assets and liabilities; (19) adverse behaviors in securities, public debt, and capital markets, including changes in market liquidity and volatility; (20) our ability to anticipate interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short- and long-term interest rates; (21) unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position; (22) adequacy of our risk management program; (23) increased costs associated with operating as a public company; (24) competition from other financial services companies in the companies’ markets could adversely affect operations; and (25) other factors described in Atlantic Capital’s reports filed with the Securities and Exchange Commission and available on the SEC’s website (www.sec.gov). 2 2

Proprietary & Confidential Overview  Atlantic Capital was organized in 2006 and completed an initial equity capital raise of $125 million in 2007  Focused on banking:  Small to mid-sized enterprises with revenues up to $250 million  Highly-select group of institutional caliber commercial real estate developers and investors  Principals of our commercial clients, professionals and their practices, and other affluent families  Differentiated by providing superior expertise, competitive capabilities, and high touch service delivery  Completed acquisition of First Security on October 31, 2015  Public market liquidity and value by listing shares on NASDAQ  Geographic diversification into Eastern Tennessee  Business mix diversification  Announced sale of 7 offices as part of repositioning of First Security’s retail business  Closed in 2nd quarter of 2016 3

Proprietary & Confidential Atlantic Capital Strategy Become a premier southeastern business and private banking company  Investing in people and capabilities to accelerate organic growth and build profitability  Results are evidence of meaningful progress  Attractive interest rate risk position  Completed acquisition of First Security on October 31, 2015  New market expansion through mergers and acquisitions and de novo entry  Patient and disciplined approach with focus on shareholder value Accelerated Organic Growth Strategic Expansion 4

Proprietary & Confidential Atlantic Capital Highlights  Opened in 2007 to serve middle market companies in southeastern US  Organically grew to $1.4 billion in assets despite market downturn  Well positioned to capitalize on Atlanta market recovery, new market expansion and higher interest rates  Supplemented by recently completed strategic acquisition of First Security  Leadership continuity in key markets  Broad experience in all business lines  Focused on small to mid-sized companies and high net worth clients  Initiatives in place to maintain robust top line growth  Operating model will produce enhanced efficiencies going forward  Consistently high asset quality  NPAs/total assets 0.08% as of March 31, 2016 Organic Growth Story in Desirable Markets Experienced Management Team Attractive Business Mix Strong Growth Prospects Disciplined Risk Management 5

Loans $701 $811 $817 $1,040 $1,886 $1,982 2011 2012 2013 2014 2015 Financial Highlights  Total loans held for investment increased $96 million, or 5.4%, from December 31, 2015  Total deposits (excluding deposits subject to pending branch sales) increased $36 million from year-end  Taxable equivalent net interest margin of 3.26% compared to 3.13% in the fourth quarter of 2015 Mortgage Warehouse: Dollars in millions CAGR: 2011-2015 performance $8 $117 $84 $874 $1,026 $1,081 $1,106 $2,262 $2,282 2011 2012 2013 2014 2015 Deposits $1,021 $1,203 $1,229 $1,315 $2,639 $2,727 2011 2012 2013 2014 2015 Assets $64 $0 $1,048 $1,338 $1,519 Legacy ACB FSG 6 $124 Q1 2016 Q1 2016 Q1 2016 Combined Bank

$0.13 $0.44 $0.38 $0.55 $0.62 $0.02 $0.14 Q4 Q1 2015 2016 Financial Highlights Dollars in thousands *excludes merger-related expenses; GAAP reconciliation on p. 20 $2,797 $2,888 $3,875 $5,342 $9,399 $3,460 $4,420 64.2% 73.5% 75.9% 69.1% 68.8% 82.8% 75.2% 7 Efficiency Ratio* Noninterest Income Diluted Earnings Per Share – Operating* 2.99% 2.75% 2.75% 2.85% 2.98% 3.13% 3.26% 2011 2012 2013 2014 2015 Net Interest Margin 2011 2012 2013 2014 2015 Q4 Q1 2015 2016 2011 2012 2013 2014 2015 Q4 Q1 2015 2016 2011 2012 2013 2014 2015 Q4 Q1 2015 2016

1.39% 1.44% 1.32% 1.10% 1.06% 1.06% 0.93% Q4 Q1 2015 2016 0.71% 0.43% 0.36% 0.12% 0.40% 0.40% 0.08% Superior Credit Quality 8 0.79% 0.49% 0.36% 0.00% 0.45% 0.45% 0.02% Allowance for Loan Losses / Total Loans Non-Performing Loans / Total Loans Non-Performing Assets / Total Assets 1.43% -0.32% 0.02% -0.01% 0.05% 0.15% 0.35% Net Charge Offs / Total Average Loans Q4 Q1 2015 2016 2011 2012 2013 2014 2015 Q4 Q1 2015 2016 2011 2012 2013 2014 2015 2011 2012 2013 2014 2015 Q4 Q1 2015 2016 2011 2012 2013 2014 2015

Asset Sensitivity Change in Net Interest Income 9 5.6% 12.4% 19.5% 6.1% 13.3% 20.8% 0% 5% 10% 15% 20% 25% Up 100 bps Up 200 bps Up 300 bps 1 Year 2 Years As of March 31, 2016:  55% of loans are variable rate  25% of deposits are noninterest bearing

Diversified Loan Mix

Loans Held For Investment



3%
4%
6%
7%
10%
26%
17%
27%
C&I
Owner Occupied
CRE
Construction and land
Mortgage Warehouse
Residential mortgages
Home equity
Consumer & Other

Dollars in thousands
Note: Data as of Mar. 31, 2016; loans include held for sale

Loan Growth by Type

	Q1 2016	Q4 2015	Linked Qtr ▲
Loans held for investment			
Commercial loans:			
Commercial and industrial	499,634	467,083	32,551
Commercial real estate	843,597	846,413	(2,816)
Construction and land	183,439	166,358	17,081
Mortgage warehouse loans	123,875	84,350	39,525
Total commercial loans	1,650,545	1,564,204	86,341
Residential:			
Residential mortgages	106,433	110,381	(3,948)
Home equity	83,094	80,738	2,356
Total residential loans	189,527	191,119	(1,592)
Consumer	30,905	30,451	454
Other	20,925	6,901	14,024
	1,891,902	1,792,675	99,227
Less net deferred fees and other unearned income	(5,139)	(2,006)	(3,133)
Total loans held for investment	$1,886,763	$1,790,669	$ 96,094
Loans held for sale	$ 61,003	$ 59,995	$ 1,008
Branch loans held for sale	34,288	35,470	(1,182)
Total loans held for sale	$ 95,291	$ 95,465	$ (174)
Total loans	$1,982,054	$1,886,134	$ 95,920

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Attractive Deposit Mix Deposits 25% 9% 1% 38% 8% 10% 9% Noninterest-bearing Interest Checking Savings Money Market Time Brokered To be assumed in branch sale Noninterest-bearing Interest checking Savings Money market Time Brokered Deposits to be assumed in branch sale Total Amount $560,363 215,176 29,788 862,120 187,750 229,408 197,857 $2,282,462 25 9 1 38 8 10 9 100% % Dollars in thousands Note: Data as of Mar. 31, 2016 % of Total 11  First quarter cost of deposits: 0.31%  Branch sales closed in 2nd quarter

First Security Acquisition Rationale  NASDAQ listing  Significant new capital including DTA, equity private placement at premium to TBV, and subordinated notes  More diverse shareholder base  18 offices providing core funding along commercially attractive I-75 corridor  Atlanta: High density of small businesses and commercial enterprises  Chattanooga/Knoxville: Diversified manufacturing and service economies  Atlantic Capital’s Strengths: C&I, CRE and Private Banking; Corporate Treasury and Private Banking Deposits  First Security’s Strengths: Small Business and Specialty Commercial Lending; Small Business and Retail Deposit Channel  Integration plan ensures management continuity with local market presence and significant domain expertise  Significant cost saving and revenue enhancement opportunities  Retains a significant portion of First Security NOLs  Sustains robust loan origination trends and opportunities in strategic markets  Sound credit quality profile limits balance sheet risk  Complementary interest rate risk positions Public Company Value and Liquidity For Shareholders Geographic Expansion Broader Business Mix Compelling Financial Opportunity 12

Creates a leading middle market commercial bank operating along the I-75 corridor Attractive Market Demographics Atlanta-Sandy Springs-Roswell, GA MSA • Total Population 2014: Approximately 5.6 million • 2014-2019E Population Growth: 6.4% projected • Median Household Income 2014: $52,533 • Total Deposits in Market: Approximately $130 billion Chattanooga, TN-GA MSA • Total Population 2014: Approximately 544,000 • 2014-2019E Population Growth: 4.0% projected • Median Household Income 2014: $41,704 • Total Deposits in Market: Approximately $8.5 billion Knoxville, TN MSA • Total Population 2014: Approximately 855,000 • 2014-2019E Population Growth: 3.1% projected • Median Household Income 2014: $44,405 • Total Deposits in Market: Approximately $14.7 billion Source: Nielsen, SNL Financial 13 Branches sold in Q2 2016

2016 Priorities 14 Complete integration of the acquired First Security businesses including the realization of estimated cost savings Continue the trajectory of growth and profit improvement in legacy Atlantic Capital businesses Reposition legacy First Security businesses for improved performance Consider further geographic expansion, particularly de novo or team lift-out opportunities in other attractive metropolitan markets

The New Atlantic Capital Three attractive growth markets Focus on corporate, business and private banking Solid relationship deposit funding Sound credit quality Positioned for interest rate increase Pursuing disciplined strategic expansion with a focus on shareholder value Organic Growth Strategic Opportunities 15

APPENDIX

Management Biographies Name and Title Age Experience Patrick Oakes Executive Vice President & Chief Financial Officer 47 • Former Chief Financial Officer of Square 1 Financial, Inc. • Former Executive Vice President and Chief Financial Officer of Encore Bancshares, Inc. • Former Senior Vice President and Treasurer for Sterling Bancshares, Inc. • Chartered Financial Analyst Douglas Williams Chief Executive Officer 58 • Chief Executive Officer of Atlantic Capital since its inception • Former Managing Director and Head of Wachovia Corporation’s International Corporate Finance Group • Held numerous roles within Wachovia, including Executive Vice President and Head of the Global Corporate Banking Division; Chief Risk Officer for all corporate, institutional, and wholesale banking activities; Executive Vice President and Co-Head of Wachovia’s Capital Markets Division and Executive Vice President and Head of Wachovia’s US Corporate Banking Division • Chairman of the Community Depository Institutions Advisory Council (CDIAC) of the Federal Reserve Bank of Atlanta and its representative to the CDIAC of the Federal Reserve Board of Governors • Serves on the Boards of the Metro Atlanta Chamber of Commerce, the Georgia Chamber of Commerce, and the YMCA of Metropolitan Atlanta and the High Museum of Art and is a Member of the Buckhead Coalition Michael Kramer President, Chief Operating Officer 58 • Chief Executive Officer and President of First Security since December and Chief Executive Officer of FSGBank since 2011 • Former Managing Director of Ridley Capital Group • Former Director, Chief Executive Officer and President of Ohio Legacy Corporation • Former Chief Operating Officer and Chief Technology Officer of Integra Bank Corporation • Serves on the Boards of Chattanooga Chamber of Commerce, Chattanooga United Way, The Tennessee Bankers Association and the Chattanooga Young Life Committee 17

ACBI Historical Balance Sheet 18 March 31, December 31, March 31, (in thousands, except share and per share data) 2016 2015 2015 ASSETS Cash and due from banks $ 49,054 $ 58,319 $ 40,223 Interest-bearing deposits in banks 91,608 130,900 28,607 Other short-term investments 20,392 13,666 40,503 Cash and cash equivalents 161,054 202,885 109,333 Securities available-for-sale 366,641 346,221 136,783 Other investments 11,899 8,034 4,561 Loans held for sale 95,291 95,465 581 Loans held for investment 1,886,763 1,790,669 1,084,669 Less: allowance for loan losses (17,608) (18,905) (11,800) Loans held for investment, net 1,869,155 1,771,764 1,072,869 Branch premises held for sale 7,200 7,200 – Premises and equipment, net 22,780 23,145 3,466 Bank owned life insurance 60,981 60,608 30,802 Goodwill and intangible assets, net 33,914 35,232 848 Other real estate owned 1,760 1,982 1,531 Other assets 96,213 86,244 19,994 Total assets $ 2,726,888 $ 2,638,780 $ 1,380,768 LIABILITIES AND SHAREHOLDERS' EQUITY Deposits: Noninterest-bearing demand $ 560,363 $ 544,561 $ 300,439 Interest-bearing checking 215,176 232,868 106,680 Savings 29,788 28,922 403 Money market 862,120 875,441 585,971 Time 187,750 183,206 16,069 Brokered deposits 229,408 183,810 139,049 Deposits to be assumed in branch sale 197,857 213,410 – Total deposits 2,282,462 2,262,218 1,148,611 Federal funds purchased and securities sold under agreements to repurchase 11,824 11,931 – Federal Home Loan Bank borrowings 60,000 – 79,434 Long-term debt 49,239 49,197 – Other liabilities 27,348 27,442 8,564 Total liabilities 2,430,873 2,350,788 1,236,609 SHAREHOLDERS' EQUITY Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2016, December 31, 2015 and March 31, 2015 – – – Common stock, no par value; 100,000,000 shares authorized; 24,569,823, 24,425,546 and 13,508,480 shares issued and outstanding as of March 31, 2016, December 31, 2015, and March 31, 2015, respectively 288,271 286,367 136,569 Retained earnings 6,072 3,141 6,174 Accumulated other comprehensive income (loss) 1,672 (1,516) 1,416 Total shareholders’ equity 296,015 287,992 144,159 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $ 2,726,888 $ 2,638,780 $ 1,380,768 Atlantic Capital Bancshares, Inc. Consolidated Balance Sheets (unaudited)

ACBI Historical Income Statement

Atlantic Capital Bancshares, Inc.
Consolidated Statements of Income (unaudited)

(in thousands except per share data)	Three months ended				
	March 31, 2016	**December 31, 2015**	**September 30, 2015**	**June 30, 2015**	**March 31, 2015**
INTEREST INCOME					
Loans, including fees	$ 19,625	$ 16,688	$ 9,423	$ 9,500	$ 8,951
Investment securities - available-for-sale	1,601	1,224	664	710	703
Interest and dividends on other interest - earning assets	273	328	247	271	258
Total interest income	21,499	18,240	10,334	10,481	9,912
INTEREST EXPENSE					
Interest on deposits	1,673	1,355	751	769	742
Interest on Federal Home Loan Bank advances	44	7	52	117	114
Interest on federal funds purchased and securities sold under agreements to repurchase	67	10	20	25	24
Interest on long-term debt	810	841	17	-	-
Other	38	79	-	-	-
Total interest expense	2,632	2,292	840	911	880
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	18,867	15,948	9,494	9,570	9,032
Provision for loan losses	368	7,623	(137)	185	364
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,499	8,325	9,631	9,385	8,668
NONINTEREST INCOME					
Service charges	1,498	1,265	521	501	326
Gains on sale of securities available-for-sale	33	-	10	-	-
Gains on sale of other assets	48	103	-	-	-
Mortgage income	339	163	-	-	-
Trust income	314	192	-	-	-
Derivatives income	65	89	67	65	83
Bank owned life insurance	393	365	227	1,336	231
SBA lending activities	880	904	745	903	358
TriNet lending activities	383	-	-	-	-
Other noninterest income	467	379	159	223	184
Total noninterest income	4,420	3,460	1,729	3,028	1,182
NONINTEREST EXPENSE					
Salaries and employee benefits	10,555	9,661	4,859	4,836	4,742
Occupancy	1,100	907	419	423	421
Equipment and software	686	608	243	225	219
Professional services	748	1,020	208	273	109
Postage, printing and supplies	169	115	21	18	24
Communications and data processing	916	555	313	342	331
Marketing and business development	267	197	90	77	46
FDIC premiums	398	273	161	189	166
Merger and conversion costs	749	7,172	718	756	508
Amortization of intangibles	762	526	-	-	-
Other noninterest expense	1,916	2,205	639	682	636
Total noninterest expense	18,266	23,239	7,671	7,821	7,202
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	4,653	(11,454)	3,689	4,592	2,648
Provision for income taxes	1,722	(3,293)	1,463	1,690	934
NET INCOME (LOSS)	$ 2,931	$ (8,161)	$ 2,226	$ 2,902	$ 1,714
Net income (loss) per common share - basic	$ 0.12	$ (0.40)	$ 0.16	$ 0.21	$ 0.13
Net income (loss) per common share - diluted	$ 0.12	$ (0.40)	$ 0.16	$ 0.21	$ 0.12
Weighted average shares - basic	24,485,900	20,494,895	13,562,125	13,552,820	13,465,579
Weighted average shares - diluted	24,993,597	21,004,577	13,904,395	13,895,090	13,798,344

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GAAP Reconciliation and Explanation

This presentation contains non-GAAP financial measures, which are performance measures determined by methods other than in accordance with GAAP. Such non-GAAP financial measures include, the following: tangible book value per share and efficiency ratio excluding merger expenses. Management uses these non-GAAP financial measures because it believes they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance. Management believes these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as comparison to financial results for prior periods. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies. A reconciliation of these operating performance measures to GAAP performance measures is included below.

(in thousands, except per share data)	2016	2015			
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest income reconciliation					
Interest income - taxable equivalent	$ 21,553	$ 18,270	$ 10,345	$ 10,492	$ 9,923
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Interest income - GAAP	$ 21,499	$ 18,240	$ 10,334	$ 10,481	$ 9,912
Net interest income reconciliation					
Net interest income - taxable equivalent	$ 18,921	$ 15,978	$ 9,505	$ 9,581	$ 9,043
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Net interest income - GAAP	$ 18,867	$ 15,948	$ 9,494	$ 9,570	$ 9,032
Total revenue reconciliation					
Total operating revenue	$ 23,341	$ 19,438	$ 11,234	$ 12,609	$ 10,225
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Total revenue - GAAP	$ 23,287	$ 19,408	$ 11,223	$ 12,598	$ 10,214
Operating provision for loan losses reconciliation					
Operating provision for loan losses	$ 368	$ 859	$ (137)	$ 185	$ 364
Provision for acquired non PCI FSG loans	-	6,764	-	-	-
Provision for loan losses - GAAP	$ 368	$ 7,623	$ (137)	$ 185	$ 364
Operating noninterest expense reconciliation					
Operating noninterest expense	$ 17,517	$ 16,067	$ 6,953	$ 7,065	$ 6,694
Merger-related charges	749	7,172	718	756	508
Noninterest expense - GAAP	$ 18,266	$ 23,239	$ 7,671	$ 7,821	$ 7,202
Operating income before income taxes reconciliation					
Operating income before income taxes	$ 5,456	$ 2,512	$ 4,418	$ 5,359	$ 3,167
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Merger-related charges	(749)	(7,172)	(718)	(756)	(508)
Provision for acquired non PCI FSG loans	-	(6,764)	-	-	-
Income (loss) before income taxes - GAAP	$ 4,653	$ (11,454)	$ 3,689	$ 4,592	$ 2,648

(in thousands, except per share data)	2016	2015			
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income tax reconciliation					
Operating income tax expense	$ 2,065	$ 2,117	$ 1,749	$ 1,991	$ 1,140
Taxable equivalent adjustment	(54)	(30)	(11)	(11)	(11)
Merger related charges, tax benefit	(289)	(2,769)	(275)	(290)	(195)
Provision for acquired non PCI FSG loans, tax benefit	-	(2,611)	-	-	-
Income tax expense - GAAP	$ 1,722	$ (3,293)	$ 1,463	$ 1,690	$ 934
Net income reconciliation					
Operating net income	$ 3,391	$ 395	$ 2,669	$ 3,368	$ 2,027
Merger related charges, net of income tax	(460)	(4,403)	(443)	(466)	(313)
Provision for acquired non PCI FSG loans, net of income tax	-	(4,153)	-	-	-
Net income - GAAP	$ 2,931	$ (8,161)	$ 2,226	$ 2,902	$ 1,714
Diluted earnings per share reconciliation					
Diluted earnings per share - operating	$ 0.14	$ 0.02	$ 0.19	$ 0.24	$ 0.15
Merger related charges	(0.02)	(0.42)	(0.03)	(0.03)	(0.03)
Diluted earnings per share - GAAP	$ 0.12	$ (0.40)	$ 0.16	$ 0.21	$ 0.12
Efficiency ratio reconciliation					
Operating noninterest expense	$ 17,517	$ 16,067	$ 6,953	$ 7,065	$ 6,694
Merger-related charges	749	7,172	718	756	508
Noninterest expense - GAAP	$ 18,266	$ 23,239	$ 7,671	$ 7,821	$ 7,202
Net interest income	18,867	15,948	9,494	9,570	9,032
Noninterest income	4,420	3,460	1,729	3,028	1,182
Efficiency ratio	75.22%	82.79%	61.95%	56.08%	65.54%

20